Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-84776 on Form N-1A of our reports dated January 13, 2026, relating to the consolidated financial statements and consolidated financial highlights of  Fidelity Advisor Growth Opportunities Fund and to the financial statements and financial highlights of Fidelity Advisor Equity Growth Fund, Fidelity Advisor Stock Selector Mid Cap Fund, and Fidelity Advisor Value Strategies Fund and our report dated January 14, 2026 relating to the financial statements and financial highlights of Fidelity Advisor Series Growth Opportunities Fund, appearing on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2025, and to the references to us the headings “Financial Highlights” and “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 21, 2026